As filed with the Securities and Exchange Commission on November 28, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ROHM AND HAAS COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	100 Independence Mall West Philadelphia, PA 19106-2399 (Address of Principal Executive Offices Including Zip Code)	23-1028370 (I.R.S. Employer Identification Number)

ROHM AND HAAS COMPANY NON-QUALIFIED SAVINGS PLAN
(Full Title of the Plan)

Robert A. Lonergan
Rohm and Haas Company
100 Independence Mall West
Philadelphia, PA 19106-2399
(Name and Address of Agent For Service)

215-592-3000
(Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Dennis O. Wilson
Rohm and Haas Company
100 Independence Mall West
Philadelphia, PA 19106-2399

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering	Aggregate	Registration
Title of Securities to be Registered	Registered	Price Per Share	Offering Price	Fee
Deferred Compensation Obligation(1)	$25,000,000	N/A	$25,000,000	$2,942.50

(1)	The Deferred Compensation Obligation represents additional unsecured obligations of Rohm and Haas Company to pay deferred compensation in the future in accordance with the terms of the 1997 Rohm and Haas Company Non-Qualified Savings Plan, which was terminated as of December 31, 2004.

INTRODUCTION
     This registration statement on Form S-8 is filed by ROHM AND HAAS COMPANY pursuant to General Instruction E to Form S-8 to register an additional $25,000,000 in Deferred Compensation Obligation of the Company under the ROHM AND HAAS COMPANY NON-QUALIFIED SAVINGS PLAN. The contents of the registration statement on Form S-8, file number 333-40877, previously filed by ROHM AND HAAS COMPANY are hereby incorporated by reference to this registration statement in accordance with General Instruction E to Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Description
5	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP
24	Power of Attorney (included as part of the signature page)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, on this 27th day of September, 2005.

ROHM AND HAAS COMPANY
By:	/s/ Raj L. Gupta
	Name:	Raj L. Gupta
	Title:	Chief Executive Officer

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Company whose signature appears below hereby appoints Robert A. Lonergan and Dennis O. Wilson, and each of them severally as his or her attorney-in-fact and agent, each with full power of substitution, for him or her and in his or her name, place and stead, to sign his or her name and on his or her behalf, in any and all capacities stated below, and to file with the Commission any and all amendments (including post-effective amendments) and supplements to this Registration Statement as appropriate, and to file the same, with all exhibits thereto, and other documents in connection therewith, and generally to do all such things on their behalf in their capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act, and all requirements of the Commission.

Name and Signature	Title	Date
/s/ Raj L. Gupta Raj L. Gupta	Chairman, President, Chief Executive Officer and Director	September 27, 2005
/s/ Jacques M. Croisetiere Jacques M. Croisetiere	Vice President and Chief Financial Officer (Principal Accounting Officer)	September 27, 2005
/s/ William J. Avery William J. Avery	Director	September 27, 2005

Name and Signature	Title	Date
/s/ David W. Haas David W. Haas	Director	September 27, 2005
/s/ Thomas W. Haas Thomas W. Haas	Director	September 27, 2005
/s/ Richard L. Keyser Richard L. Keyser	Director	September 27, 2005
/s/ Rick J. Mills Rick J. Mills	Director	September 27, 2005
/s/ Jorge P. Montoya Jorge P. Montoya	Director	September 27, 2005
/s/ Sandra O. Moose Sandra O. Moose	Director	September 27, 2005
/s/ Gilbert S. Omenn Gilbert S. Omenn	Director	September 27, 2005
/s/ Gary L. Rogers Gary L. Rogers	Director	September 27, 2005
/s/ Ronaldo H. Schmitz Ronaldo H. Schmitz	Director	September 27, 2005

Name and Signature	Title	Date
/s/ George M. Whitesides George M. Whitesides	Director	September 27, 2005
/s/ Marna C. Whittington Marna C. Whittington	Director	September 27, 2005

EXHIBIT INDEX

Exhibit No.	Description
5	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney (included as part of the signature page)